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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of Manor Care, Inc. (formerly known as HCR Manor Care, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP

Toledo, Ohio
December 20, 1999



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